Exhibit 10.1

VOTING AGREEMENT

VOTING AGREEMENT, dated as of December __, 2023 (this “Agreement”), by and between Chain Bridge I, an exempted company incorporated under the laws of the Cayman Islands with offices located at 330 Primrose Road, Suite 500, Burlingame, California (the “Company”) and _____________ (the “Shareholder”).

WHEREAS, the Company, Chain Bridge Group, a Cayman Islands limited liability company (“CB Seller”), CB Co-Investment LLC, a Delaware limited liability company (and together with CB Seller, the “Sellers”), and a certain investor (the “Investor”) have entered into a Securities Purchase Agreement, dated as of December 8, 2023 (the “Securities Purchase Agreement”), pursuant to which, among other things, the Sellers have agreed to sell to the Investor and the Investor has agreed to purchase (i) Class B ordinary shares of the Company, $0.0001 par value per share (the “Class B Ordinary Shares”) and (ii) warrants (the “Warrants”), which are exercisable for Class A ordinary shares of the Company, $0.0001 par value per share (the “Class A Ordinary Shares”, and together with the Class B Ordinary Shares, the “Ordinary Shares”), in accordance with the terms of the Warrants;

WHEREAS, as of the date hereof (after giving effect to the transactions contemplated under the Securities Purchase Agreement), the Shareholder owns Ordinary Shares (the “Shareholder Shares”), which represent (i) approximately __% of the total issued and outstanding Ordinary Shares of the Company, and (ii) approximately __% of the total voting power of the Company; and

WHEREAS, as a condition to the willingness of the Investor to enter into the Securities Purchase Agreement and to consummate the transactions contemplated thereby (collectively, the “Transaction”), the Investor has required that the Shareholder agree, and in order to induce the Investor to enter into the Securities Purchase Agreement, the Shareholder has agreed, to enter into this Agreement with respect to all the Shareholder Shares and any other securities of the Company (the “Other Securities”, and together with the Shareholder Shares, the “Shareholder Securities”), if any, which Shareholder is currently entitled to vote, or after the date hereof becomes entitled to vote, at any meeting of the shareholders of the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

VOTING AGREEMENT OF THE SHAREHOLDER

SECTION 1.01. Voting Agreement. Subject to the last sentence of this Section 1.01, the Shareholder hereby agrees that at any meeting of the shareholders of the Company, however called, the Shareholder shall vote the Shareholder Securities, which Shareholder is currently entitled to vote, or after the date hereof becomes entitled to vote, at any meeting of the shareholders of the Company: (a) in favor of the Shareholder Resolutions (as defined in the Securities Purchase Agreement), as described in Section 6(l) of the Securities Purchase Agreement; and (b) against any proposal or any other corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Transaction Documents (as defined in the Securities Purchase Agreement) or which could result in any of the conditions to the Company's obligations under the Transaction Documents not being fulfilled. The Shareholder acknowledges receipt and review of a copy of the Securities Purchase Agreement and the other Transaction Documents. The obligations of the Shareholder under this Section 1.01 shall terminate immediately following the occurrence of the Shareholder Approval.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

The Shareholder hereby represents and warrants to the Company and the Investor as follows:

SECTION 2.01. Authority Relative to this Agreement. The Shareholder has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Shareholder and constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to, or affecting generally, the enforcement of creditors’ and other obligees’ rights and (b) where the remedy of specific performance or other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceeding may be brought.

SECTION 2.02. No Conflict. (a)  The execution and delivery of this Agreement by the Shareholder does not, and the performance of this Agreement by the Shareholder shall not, (i) conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to the Shareholder or by which the Shareholder Securities owned by the Shareholder are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shareholder Securities owned by the Shareholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Shareholder is a party or by which the Shareholder or the Shareholder Securities owned by the Shareholder is bound.

(b)          The execution and delivery of this Agreement by the Shareholder does not, and the performance of this Agreement by the Shareholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity by the Shareholder.

SECTION 2.03. Title to the Shares. As of the date hereof (after giving effect to the transactions contemplated under the Securities Purchase Agreement), the Shareholder is the owner of 0 Class A Ordinary Shares and 1,983,335 Class B Ordinary Shares, and the Shareholder is entitled to vote, without restriction, on all matters brought before holders of share capital of the Company, which Ordinary Shares, in the aggregate, represent on the date hereof approximately 20.03% of the outstanding share capital and approximately 20.03% of the voting power of the Company. Such Ordinary Shares are all the securities of the Company owned, either of record or beneficially, by the Shareholder. Such Ordinary Shares are owned free and clear of all Encumbrances (as defined below). The Shareholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Ordinary Shares or Other Securities owned by the Shareholder.

ARTICLE III

COVENANTS

SECTION 3.01. No Disposition or Encumbrance of Shares. The Shareholder hereby covenants and agrees that the Shareholder shall not offer or agree to sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant a proxy or power of attorney with respect to, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on the Shareholder’s voting rights, charge or other encumbrance of any nature whatsoever (“Encumbrance”) with respect to the Shareholder Securities, directly or indirectly, or initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing.

SECTION 3.02. Company Cooperation. The Company hereby covenants and agrees that it will not, and the Shareholder irrevocably and unconditionally acknowledges and agrees that the Company will not (and waives any rights against the Company in relation thereto), recognize any Encumbrance or agreement (other than this Agreement) on any of the Shareholder Securities subject to this Agreement.

SECTION 3.02. Share Conversion. Conditional upon the Stockholder Approval, the Shareholder hereby irrevocably exercises its right to convert all of its Class B Ordinary Shares immediately upon Stockholder Approval on the terms set forth in the Third Amended and Restated Memorandum of Articles of Association when approved, including terms that require the Class A Ordinary Shares issued upon such conversion to be held at the Transfer Agent until the consummation of Business Combination as defined in the Amended and Restated Memorandum of Articles of Association and covenants to complete any exercise notice required under the Amended and Restated Memorandum of Articles of Association.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01. Further Assurances. The Shareholder shall execute and deliver such further documents and instruments and take all further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.

SECTION 4.02. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the Investor shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. The Investor shall be entitled to its reasonable attorneys’ fees in any action brought to enforce this Agreement in which it is the prevailing party.

SECTION 4.03. Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Shareholder (other than the Securities Purchase Agreement and the other Transaction Documents) with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Company and the Shareholder with respect to the subject matter hereof.

SECTION 4.04. Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

SECTION 4.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

SECTION 4.06. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

SECTION 4.07. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any provision of law or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan in the City of New York, New York, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The parties consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to any of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the party being served at its address set forth on the signature ages to this Agreement (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. Each of the Company and the Shareholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

SECTION 4.08. Termination. This Agreement shall automatically terminate immediately following the occurrence of the Shareholder Approval.

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IN WITNESS WHEREOF, the Shareholder and the Company have duly executed this Voting Agreement as of the date first written above.

THE COMPANY:

CHAIN BRIDGE I

By:
Name:
Title:

Address:

SHAREHOLDER:

[NAME]

By:
Name: [__________]
Title: [__________]

Address: